UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2022

THE ALKALINE WATER COMPANY INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38754	99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8541 E. Anderson Drive, Suite 100
 Scottsdale, Arizona, United States 85255
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.001 per share	WTER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on Form 8-K filed on May 13, 2022, on May 10, 2022, The Alkaline Water Company Inc. (the "Company") received a deficiency letter from the Listing Qualifications Department of The Nasdaq Stock Market (the "Staff"), notifying the Company that, for the last 30 consecutive business days, the closing bid price of the Company's common stock had not been maintained at the minimum required closing bid price of at least US$1.00 per share as required for continued listing on The Nasdaq Capital Market pursuant to Listing Rule 5550(a)(2) ("Minimum Bid Price Rule"). In accordance with Nasdaq Listing Rules, the Company was given 180 calendar days, or until November 7, 2022, to regain compliance with the Minimum Bid Price Rule.

On November 8, 2022, the Company received a determination letter (the "Letter") from the Staff stating that the Company has not regained compliance with the Minimum Bid Price Rule and is not eligible for a second 180 day period as the Company does not comply with the US$5,000,000 minimum stockholders' equity initial listing requirement for The Nasdaq Capital Market.

The Letter stated that, unless the Company requests an appeal of this determination no later than 4:00 p.m. (Eastern time) on November 15, 2022, the Staff has determined that the Company's common stock will be scheduled for delisting from The Nasdaq Capital Market and will be suspended at the opening of business on November 17, 2022, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the "SEC") which will remove the Company's common stock from listing and registration on The Nasdaq Stock Market.

On November 10, 2022, the Company requested a hearing before the Nasdaq Hearings Panel (the "Panel") to appeal the Letter. The Letter stated that the Company will be asked to provide the Panel with a plan to regain compliance and, accordingly, the Company may wish to consider presenting a plan that includes a discussion of the events that it believes will enable it to regain compliance in the required time frame and commitment to effect reverse stock split, if necessary.

While the appeal process is pending, the suspension of trading of the Company's Common Stock is stayed, and the Company's Common Stock will continue to trade on The Nasdaq Capital Market until the hearing process concludes and the Panel issues a written decision.

The Company is diligently working to satisfy Nasdaq's requirements in a timely manner. However, there can be no assurance that the Panel will grant the Company's request for a suspension of delisting or continued listing on The Nasdaq Capital Market. If the Company's common stock ceases to be listed for trading on The Nasdaq Capital Market, the Company would expect that its common stock would be traded on one of the three tiered marketplaces of the OTC Markets Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Frank Lazaran

Frank Lazaran

President, Chief Executive Officer and Director

November 10, 2022